AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT


Mortgagor:     ARVIDA GRAND BAY LIMITED PARTNERSHIP - I,
(Borrower)     a Delaware limited partnership,
               ARVIDA GRAND BAY LIMITED PARTNERSHIP - II, a Delaware limited partnership,
               ARVIDA GRAND BAY LIMITED PARTNERSHIP - III, a Delaware limited partnership,
               ARVIDA GRAND BAY LIMITED PARTNERSHIP - IV, a Delaware limited partnership,
               ARVIDA GRAND BAY LIMITED PARTNERSHIP - V, a Delaware limited partnership,
               ARVIDA GRAND BAY LIMITED PARTNERSHIP - VI, a Delaware limited partnership, and ARVIDA GRAND BAY PROPERTIES, INC., a Delaware corporation
               900 North Michigan Avenue
               Chicago, Illinois 60611
               Attention:  Stephen Lovelette

Mortgagee:     BARNETT BANK OF BROWARD COUNTY, N.A.
(Lender)       One East Broward Boulevard
               Fort Lauderdale, Florida  33301
               Attention: Commercial Real Estate Lending
               Department

Amount of initial indebtedness secured hereby:

                         $24,000,000.00

Date final payment due:

                        January 14, 1996


          THIS AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") is given to secure the performance and observance by Borrower of all the covenants and conditions contained in this Mortgage, in the consolidated revolving promissory note from Borrower to Lender of even date herewith in the original principal amount of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (the "Note") and in that certain construction loan agreement of even date herewith between Borrower and Lender (the "Loan Agreement") and any other loan documents as described in the Loan Agreement or executed of even date herewith (collectively, "Loan Documents") in connection with the loan ("Loan"), and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of Ten Dollars ($10.00) to Borrower duly paid by Lender on or before the delivery of this Mortgage and for other valuable consideration, the receipt of which is hereby acknowledged, Borrower has executed and delivered this Mortgage and has mortgaged to Lender and its successors and assigns all of Borrower's interest in the following-described real property, buildings, improvements, appurtenances, tangible property, rents, contract rights, other intangibles and proceeds (which, together with any additional such property hereafter acquired by Borrower and subjected to the lien of this Mortgage, is collectively referred to as the "Property"), to-wit:

          (A) THE LAND. Land described in Exhibit "A," to be used by Borrower to construct a ten story mid-rise residential condominium building containing a total of fifty-six (56) luxury condominiums, a recreational clubhouse, a guardhouse, a covered parking garage, amenities and related improvements to be known as Phase I of Bishop's Point on Longboat Key (Phase I of Bishop's Point on Longboat Key is hereinafter referred to as the "Project").

          (B) IMPROVEMENTS. All buildings, structures, betterments and other improvements of any nature now or hereafter constructed, or intended to be constructed, in whole or in part upon the Land, regardless of whether physically affixed or now or hereafter severed or capable of severance from the Land (the "Improvements").

          (C) APPURTENANCES. All easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers and all tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land, or which hereafter shall in any way belong, relate to or be appurtenant to the Land, whether now owned or hereafter acquired by Borrower, and the reversion and reversions, remainder and remainders, rents, issues, profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same (the "Appurtenances").

          (D) TANGIBLE PERSONAL PROPERTY AND FIXTURES. All of Borrower's right, title and interest in and to all fixtures, equipment and tangible personal property of any nature whatsoever including any construction materials that are now or hereafter (i) attached or affixed to the Land or the Improvements, or both, or (ii) situated upon or about the Land or the Improvements, or both, regardless of whether physically affixed or severed or capable of severance from the Land or Improvements, or (iii) regardless of where situated, used, usable or intended to be used in connection with the Land and with any present or future use or operation of or upon the Land, or
(iv) severed from the Land or Improvements, or both.

          (E) RENTS. All rents, issues, incomes and profits in any manner arising from the Land, Improvements or tangible property, or any combination thereof, leases, licenses, franchises and concessions of, or relating to the possession, use or occupancy of all or any portion of the Land, Improvements or tangible property, whether now existing or hereafter made, including any and all amendments, modifications, replacements, substitutions, extensions, renewals or consolidations now or hereafter made (collectively the "Rents"), but reserving to Borrower the right to collect, retain and otherwise have the use and benefit of all such rents, issues, incomes and profits unless and until a default occurs herein which is not cured within the applicable cure period provided herein.

          (F) CONTRACT RIGHTS. All of Borrower's right, title and interest in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition (voluntary or involuntary) of the Land, Improvements, tangible property, the Rents or any interest therein, or any combination, including any and all deposits, prepaid items and payments due and to become due thereunder, and further including construction contracts, service contracts, purchase contracts, repurchase agreements, management agreements, marketing agreements, labor agreements, advertising contracts, purchase orders and equipment leases; but reserving to Borrower the use and benefit of all such contracts, deposits, prepaid items, payments and proceeds until a default occurs herein which is not cured with the applicable cure period provided herein.

          (G) OTHER INTANGIBLES. All of Borrower's right, title and interest in and to any and all other contract rights, accounts, instruments and general intangibles, as such terms from time to time are defined in the Florida Uniform Commercial Code, in any manner related to the use, operation, sale, conversion or other disposition (voluntary or involuntary) of the Land, Improvements, tangible property or Rents or any interest therein, including all permits, licenses, insurance policies and choses in action; but reserving to Borrower the use and benefit of all such items until a default occurs herein which is not cured within the applicable cure period provided herein. Lender will not be bound by any obligation of Borrower under or with respect to any intangible listed herein unless, and only to the extent Lender elects to assume such liability in writing.

          (H) PROCEEDS. All proceeds of the voluntary or involuntary conversion of any of the property from time to time encumbered by this Mortgage into cash or other liquidated claims, or that are otherwise payable for injury or loss to, or the taking, conversion, requisitioning or destruction of any and all such property, including all insurance and condemnation proceeds as provided in this Mortgage.

          TO HAVE AND TO HOLD the Property and all parts thereof unto Lender, its successors and assigns, to its proper use and benefit forever, subject however to the terms and conditions herein.

          PROVIDED, HOWEVER, that if Borrower shall pay or cause to be paid to Lender the principal, interest and other sums payable in respect to the Note, at the times and in the manner stipulated therein and herein, all without any deduction or credit, and shall fully and promptly keep, perform and observe Borrower's covenants and promises in the Note (including any renewal, extension or modification thereof) and in this Mortgage, then this Mortgage and all of Lender's interest and rights hereunder shall be void.

          AND Borrower represents to, warrants to, covenants with and agrees with Lender that:


                           ARTICLE ONE

              PARTICULAR COVENANTS OF THE BORROWER

          1.01 PERFORMANCE OF NOTE AND MORTGAGE. Borrower will perform, observe and comply with all the provisions of this Mortgage, the Note secured hereby and all of the Loan Documents and will duly and punctually pay to Lender the sum of money expressed in the Note, with interest and all other sums required to be paid by Borrower, pursuant to the provisions of this Mortgage, without any deduction or credit for taxes or other similar charges paid by Borrower.

          1.02 WARRANTY OF TITLE. At the time of the execution and delivery of this Mortgage, Borrower is well seized of an indefeasible estate in fee simple in the Land and Improvements hereby mortgaged and has good and absolute title to all existing personal property hereby mortgaged and has good right, full power and lawful authority to convey and mortgage the same; that the same is free and clear of all liens, charges and encumbrances whatsoever except only those exceptions specified in the loan title insurance policy issued to Lender as of the date hereof; and that Borrower shall and will warrant and forever defend the title thereto. Borrower shall maintain its title to the Property (including any addition or replacement thereto) free and clear of all mortgages, security interests, liens and encumbrances, other than as provided and permitted by this Mortgage.

          1.03 AD VALOREM TAX PAYMENTS.

               a. At Lender's option, and only upon an Event of Default pursuant to the terms of the Loan, Borrower will pay to Lender on the first
(1st) day of each month, together with and in addition to any regular installment of interest and principal, until the Note is fully paid, an amount equal to one-twelfth (1/12th) of the yearly taxes and assessments as estimated by Lender to enable Lender to pay (at least thirty (30) days before they become delinquent) all taxes, assessments and other similar charges against the Property or any part thereof. Such added payments shall not be, nor be deemed to be trust funds but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender's books and accounts. Upon Lender's demand, Borrower agrees to deliver to Lender such additional amounts as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such taxes, assessments and similar charges.

Borrower shall submit to Lender promptly the ad valorem tax notice-receipt, and Lender's obligation to pay the taxes is incumbent upon prompt submission of the tax notice. Lender shall have no responsibility for payment of any taxes and assessments hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. In the event of a default by Borrower in the performance of any of the terms, covenants or conditions in this Mortgage, the Note or the Loan Documents, Lender, at Lender's option, may apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured by this Mortgage.

               b. If Lender does not require Borrower to make payments under paragraph 1.03(a), Borrower shall be responsible for and shall make prompt and timely payment of all yearly taxes and assessments prior to the same becoming delinquent and a copy(s) of all receipts relating to such payments shall be submitted to Lender within thirty (30) days of payment. Notwithstanding the matters set forth above, Borrower shall be permitted to contest all yearly tax assessments provided Borrower shall at all times comply with any and all requirements relating thereto including but not limited to contesting the yearly tax assessment in a timely manner.

          1.04 OTHER TAXES, LIENS AND UTILITY CHARGES.

               a. Borrower will pay promptly, when due and as due, all charges for utilities, whether public or private, and will promptly exhibit to Lender, upon Lender's request, receipts for the payment of all taxes, assessments, water rates, dues, charges, common area expenses, fines and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Property or any part thereof or upon the interest of Lender in the Property as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon Borrower or in respect to the Property or any part thereof or any charge which, if unpaid, would become a lien or charge upon the Property. Borrower will provide Lender receipts for the payment of ad valorem real property taxes on the Property no later than March 31 of each calendar year.

               b. Borrower will not suffer any security liens, mechanic's, laborer's, statutory or other liens, including security interests, to be created and to remain outstanding upon any of the Property for more than fifteen (15) days from the date of the filing or incurring of such lien, except as may be extended pursuant to Article Two hereof.

          1.05 INSURANCE. Borrower will procure for, deliver copies of and original certificates of and maintain for the benefit of Lender during the life of this Mortgage, insurance policies in such amounts as Lender shall require, including a minimum of $24,000,000.00/$24,000,000.00 of liability insurance, and insuring the Property against fire, builder's risk, hazard, extended coverage and such other insurable hazards, casualties and contingencies as Lender may require. The form of such policies and the companies issuing them shall be acceptable to Lender, in Lender's sole discretion. All policies shall contain a standard, non-contributory mortgagee endorsement making losses payable to Lender, its successors or assigns, as mortgagee and loss payee. All policies shall include a provision for a minimum thirty (30) day advance notice to Lender of any intended policy cancellation or modification, with the exception of non-payment of premium, which each insurance company shall be unconditionally obligated to notify the Lender in writing of at least ten (10) days before cancellation or modification. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder, unless Lender is included thereon under a standard, non-contributory mortgagee endorsement making losses payable to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the policy or policies of such insurance. The said property insurance so obtained shall include "all risks," builder's risk, on a nonreporting 100% completed value form, on the Improvements, buildings, machinery, equipment, materials, supplies and temporary structures and all other property of any nature used for the construction of the buildings, with an endorsement which includes as a loss payable any additional interest expense caused by a peril insured against under the policy. This coverage for interest expense is limited to the period of time from the date of physical damage until such time as will reasonably elapse, in the exercise of due diligence, to the repair of the damage to its prior state. The amount of coverage of the policy of insurance shall be the full replacement cost, including underground work, but not less than Seventeen Million Two Hundred Thousand and 00/100 Dollars ($17,200,000.00) for the Phase I Building, as defined in the Construction Loan Agreement dated of even date herewith. Applicable notices hereunder shall be given to Lender at the following address: Barnett Bank of Broward County, N.A.- Document Services, Post Office Box 40329, Jacksonville, Florida 32203-0329. Borrower shall submit, upon request of Lender, a business interruption or rent loss insurance policy upon terms satisfactory to Lender.

          Borrower shall submit to Lender evidence satisfactory to Lender as to whether or not the Property or any part thereof is located within an area identified pursuant to the Flood Disaster Protection Act of 1973 as being in a flood hazard area. If the Property is located in a flood hazard area, flood insurance shall be obtained for the maximum amount of coverage available through the federal flood insurance program for the improvements located on the Property from time to time or 100% of the highest insurance value of the improvements on a replacement cost basis, whichever is more. The National Flood Insurance Program flood policy shall cover the same parties covered under the other insurance policies with coverage for flood, collapse, rain damage and such other usual coverage as may be obtained thereunder, and such policy will be written with an insurance company and with cancellation provisions as hereinabove provided. The insurance coverage, without limiting the same by this description, shall extend to any loss occasioned by fire, windstorm, other perils of extended coverage, vandalism, malicious mischief, theft, mysterious disappearance and such other coverage as is a normal incidence of such insurance. The foregoing insurance shall specifically cover necessary architect and engineering fees necessary to repair or replace any insured property and shall also cover debris removal. Further, the insurance shall at least permit waiver of subrogation so any release of liability entered into prior to any loss will not affect the validity of the coverage otherwise provided.

          At least thirty (30) days prior to the expiration date of all such policies, Borrower shall deliver to Lender proof of renewals of all required policies in a form satisfactory to Lender. Borrower shall deliver to Lender receipts evidencing the payment of all such insurance policies and renewals on an annual basis. As further security for the indebtedness secured hereby, the delivery of the insurance policies to Lender shall constitute an assignment of all unearned premiums. In the event of the foreclosure of this Mortgage or any other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or grantee.

          Provided, there is no Event of Default which has occurred and is continuing, Borrower shall be entitled to negotiate for the adjustment or compromise of any loss under any insurance policy, provided however, Borrower shall not conclude said negotiations in a final settlement without Lender's prior written consent, which consent shall not be arbitrarily withheld by Lender. Further, Lender shall permit Borrower to utilize the insurance proceeds to rebuild and/or repair the Improvements, or both provided that (i) there is no Event of Default which has occurred and is continuing; (ii) Borrower's Inspecting Engineer has determined that the rebuilding and/or repair of the Improvements or both shall be completed prior to the Maturity Date of the Loan, as set forth in the Note or any extended Maturity Date of the Loan, if applicable as also set forth in the Note; (iii) the insurance proceeds received by Borrower are sufficient in Lender's opinion to rebuild and/or repair the Improvements, or both and if not sufficient Borrower has deposited with Lender additional funds to build and/or repair the Improvements, or both; and (iv) Lender shall hold and disburse the insurance proceeds pursuant to the terms of the Loan Agreement as the Improvements are rebuilt and/or repaired, or both.

          Upon the occurrence of an Event of Default and during the continuance of any Event of Default, Lender is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policy. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender instead of to Borrower and Lender jointly. After deducting from the insurance proceeds any third party reasonable out-of-pocket expense incurred by it in the collection or handling of said funds, Lender shall apply the net proceeds, at its sole option, to the reduction of the sums secured hereby or toward the repair and restoration of the Improvements, or for any other purpose or object satisfactory to Lender without affecting the lien of the Mortgage for the full amount secured hereby before such payment took place. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

          At Lender's option, and only upon an Event of Default pursuant to the terms of this Loan, Borrower will pay to Lender on the first (1st) day of each month, together with and in addition to the regular installment of interest and principal and until the Note is fully paid, an amount equal to one-twelfth (1/12th) of the yearly premiums for insurance, to enable Lender to pay such insurance premiums when due. Borrower shall promptly furnish Lender with the insurance premium statements. Such added payments shall not be trust funds nor shall they be deemed to be trust funds, but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender's books and accounts. Upon demand of Lender, Borrower agrees to deliver to Lender such additional sums as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such insurance premiums. Lender shall have no responsibility for payment of any premium for insurance hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. In the event of a default by Borrower in the performance of any of the terms, covenants and conditions in this Mortgage, the Note or the Loan Documents, Lender may, at Lender's option, apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured hereby.

          1.06 TITLE INSURANCE. Borrower will procure and maintain for the benefit of Lender during the life of this Mortgage a standard ALTA Mortgagee Policy insuring the Mortgage to be a valid first lien interest in all of the Property. The title insuring underwriter and title agent shall be approved by Lender and its counsel. Such policy shall provide coverage for the full principal amount of the loan evidenced by the Note and secured hereby, together with such endorsements as Lender or its counsel shall reasonably require, and shall not contain any title exceptions not approved by Lender and its counsel. The Lender reserves the right to require Borrower to deliver to Lender copies of any documents which may affect the Property in any manner (as determined by Lender's counsel) at any time during the term of the Loan, at Borrower's expense.

          1.07 CONDEMNATION. If all or any part of the Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, Lender shall be entitled to all compensation, awards and other payments or relief therefor and is hereby authorized, at its option, to commence, appear in and prosecute (in its own or Borrower's name) any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Lender who, after deducting all of its third party reasonable out-of-pocket expenses, including reasonable attorneys' fees and costs (and attorneys' fees and costs upon appeal), may release any monies so received by it without affecting the lien of this Mortgage or may apply the same in such manner as Lender shall determine, to the reduction of the sums secured hereby and to any prepayment charge herein provided, and any balance of such monies then remaining shall be paid to Borrower. Lender shall provide Borrower with funds from the proceeds of any compensation, awards, damages, claims, rights of action and proceeds to clear any property encumbered by this Mortgage and affected by the condemnation or taking. Borrower agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Lender may require. Notwithstanding anything set forth herein to the contrary, provided there is no Event of Default under any of the Loan Documents and provided that notwithstanding the condemnation action, the Improvements can be constructed or rebuilt, Borrower can submit plans and specifications and any other information required by Lender, in its discretion, relating to rebuilding the Improvements, which information shall be reviewed by Lender. If after Lender reviews the above-described information Lender determines, in its sole and absolute discretion, that the Improvements can be constructed or rebuilt with the condemnation proceeds plus any additional Loan monies and/or monies available for contribution by Borrower and provided Borrower complies with any and all additional conditions and requirements determined by Lender in Lender's sole discretion, then any condemnation proceeds will be available for construction or rebuilding of the Improvements .

          1.08 CARE OF THE PROPERTY.

               a. Borrower will preserve and maintain the Property in good condition and repair and will not commit or suffer any waste thereof.

               b. Borrower shall permit Lender and its representatives and agents to enter upon and inspect the Property at any time during normal business hours, upon notice by Lender to Borrower, during the life of this Mortgage.

               c. Borrower will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof, including all easements, restrictive covenants and conditions that may be applicable to the Property.

               d. If a part of the Property shall be physically damaged through condemnation, Borrower will promptly restore, repair or alter the remaining property in a manner satisfactory to Lender. No such work required to be performed hereunder shall be undertaken until plans and specifications therefor, prepared by an architect or engineer satisfactory to Lender, have been submitted to and approved by Lender.

          1.09 FURTHER ASSURANCES; AFTER ACQUIRED PROPERTY. At any time and from time to time, upon request by Lender, Borrower will make, execute and deliver or cause to be made, executed and delivered to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender and any and all such other and further mortgages, instruments of further assurance, certificates, surveys and other documents including, without limitation, any further security agreements and financing statements as, in the opinion of Lender, may be reasonably necessary or desirable in order to effectuate, complete or perfect or to continue and preserve: (a) the obligation of Borrower under the Note, this Mortgage or the Loan Documents; and (b) the lien of this Mortgage as a first and prior lien upon all of the Property whether now owned or hereafter acquired by Borrower for use in connection with the Land. The lien hereof will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Property or any part thereof. Borrower shall comply with all terms and conditions of any other instruments executed in connection with this paragraph.

          1.10 EXPENSES. Borrower will be responsible and liable for, and shall hold Lender harmless from, and will pay or reimburse Lender on demand for all third-party reasonable out-of-pocket costs and expenses incurred in connection with the Loan whether paid from the Loan proceeds or otherwise, including but not limited to Loan fees, title and other insurance premiums, surveys, appraisals, brokerage commissions and claims of brokerage commissions, ad valorem taxes, tangible and intangible taxes, sales taxes, inspecting architect's or engineer's fees, reasonable attorneys' fees and costs, including attorneys' fees and costs upon appeal and in bankruptcy, recording charges and all costs and expenses incurred by Lender in any action, proceeding or dispute of any kind in which Lender is made a party or appears as a party plaintiff or defendant, affecting the Note, Mortgage, or any other Loan Documents, Borrower or Property, including, but not limited to the foreclosure of this Mortgage, any condemnation action involving the Property or any action to protect the security hereof and all appeals. Any such amount paid by Lender shall be added to the indebtedness and secured by this Mortgage. Any such amount paid by Lender shall be payable upon demand and shall earn interest from the date paid by Lender until the date refunded by Borrower at the same rate as provided in the Note and shall be secured by this Mortgage. Further, in the event of a dispute or an Event of Default by Borrower hereunder, and if Lender is the prevailing party, Lender shall be entitled to recover its attorneys' fees and costs through and including all appellate litigation.

          1.11 LENDER'S PERFORMANCE UPON DEFAULTS. If Borrower shall default and fail to cure said default in the payment of any tax or other imposition, in its obligation to furnish insurance hereunder or in the performance or observance of any other covenant, condition or term in this Mortgage, Lender may perform or observe the same and all payments made or costs or expenses incurred by Lender in connection therewith shall be reimbursed by Borrower on demand, shall earn interest from the date paid by Lender until the date refunded by Borrower at the same rate provided in the Note and shall be secured by this Mortgage. After any Event of Default, Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or terms, without thereby becoming liable to Borrower or any person in possession holding under Borrower.

          1.12 ESTOPPEL AFFIDAVITS. Within ten (10) days after written request from Lender or Borrower, the other shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of and interest on the Note and whether or not any offset or defense exists against such principal and interest.

          1.13 FINANCIAL STATEMENTS. The Borrower shall annually submit to Lender annual financial statements certified to Lender or on a Lender approved form, at Borrower's option, in accordance with generally-accepted accounting principles, with respect to the Borrower and Guarantor, and such financial statements shall be satisfactory to Lender. Borrower shall also submit for Guarantor (i) a quarterly 10-Q Report within ninety-five (95) days from the end of each quarter; and (ii) an annual 10-K Report within ninety-five (95) days from the end of each calendar year. These conditions shall remain in effect throughout the term of this Loan. The financial statements included in the 10-K Reports shall be audited by a certified public accountant.

          1.14 LEASES AND SALES CONTRACTS AFFECTING PROPERTY. Borrower shall not enter into any lease(s) affecting any portion of the Property without Lender's prior written consent which consent shall not be arbitrary. Further, Borrower shall not enter into any sales contract(s) affecting any portion of the Property upon terms which are materially different from the form of sales contract previously approved by Lender without Lender's prior written consent. Such leases or contracts shall be subordinate to the Mortgage.

          1.15 DEFENSE BY BORROWER. Upon an Event of Default and at Lender's option, Borrower shall appear in and defend any suit, action or proceeding which might in any way and in the sole judgment of Lender affect the value of the Property, the priority of this Mortgage or the rights and powers of Lender.

          1.16 TIME. Borrower agrees that time is of the essence hereof in connection with all obligations of Borrower in this Mortgage, in the Loan Documents or in the Note or any other instrument constituting additional security for the Note.

                           ARTICLE TWO

                     DEFAULTS AND REMEDIES

          2.01 Upon the occurrence of any one or more of the following circumstances and to the extent applicable after the passing of time as set forth herein and pursuant to Paragraph q hereof ("Event(s) of Default"), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage, or other Loan Documents, to proceed to exercise any remedy described herein:

               a. DEFAULT UNDER PROMISSORY NOTE. Failure by Borrower to pay, as and when due and payable but no later than fifteen days from the due date, any installment of interest, principal or any other payment required to be paid by the Mortgage, the Note hereby secured or any other Loan Documents, within any applicable grace period. Notwithstanding anything to the contrary set forth herein, Lender shall provide Borrower with written notice prior to the first of each month of the interest installment to be paid for each month.

If Borrower does not receive written notice of any monthly interest installment from Lender, Borrower shall provide written notice to Lender no later than the first day of the month for which the interest installment is due, of Lender's failure to provide Borrower with a written notice of the interest installment, and said interest installment shall be due and payable the later of: (a) fifteen (15) days from receipt by Borrower of a written notice of the monthly interest installment and (b) the fifteenth day of each month during the term of the Loan. Further, any payment required to be paid by this Loan Agreement, the Mortgage, the Note or any Loan Documents, with the exception of interest and principal, shall be due and payable no later than fifteen (15) days from receipt by Borrower from Lender of written; notice of the required payment.

               b. DEFAULT UNDER LOAN DOCUMENTS. Failure by Borrower to duly observe any covenant, condition or agreement of the Mortgage, the Note, the Commitment, or any Loan Document or any other security instrument given hereunder within any applicable grace period; or

               c. DEFAULT OF OTHER OBLIGATIONS. Failure by Borrower or Guarantor to pay, as and when due and payable, all the indebtedness due to lender, or to duly observe all of the covenants, conditions and agreements now or hereafter existing between Borrower or Guarantor and Lender pursuant to the terms and conditions of any other obligation or indebtedness; or

               d. BREACH OF WARRANTY. Any warranty made or agreed to be made herein or in any related Loan Document heretofore, concurrently or hereafter executed shall be breached by Borrower or shall prove to be false or misleading; or

               e. FILING OF LIENS AGAINST THE PROPERTY. Any lien for labor, material, taxes or otherwise shall be filed against the Property or otherwise incurred and not be removed within fifteen (15) days from the date of filing any such lien; or


               f. LEVY UPON THE PROPERTY. A levy be made under any process on, or a receiver be appointed for the Property or any other property of Borrower; or

               g.   BANKRUPTCY OR INSOLVENCY OF BORROWER.

                    (i) The filing by Borrower or Guarantor or any of Borrower's or Guarantor's general partners of a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower or Guarantor or any of Borrower's or Guarantor's general partners of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower or Guarantor or any of Borrower's or Guarantor's general partners seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower or Guarantor or any of Borrower's or Guarantor's general partners or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or specific written admission by Borrower or Guarantor or any of Borrower's or Guarantor's general partners of its inability to pay its debts generally as they become due; or

                    (ii) The filing of an involuntary petition against Borrower or Guarantor or any of Borrower's or Guarantor's general partners seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower or Guarantor or any of Borrower's general partners or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without Borrower's consent or acquiescence, which shall not be discharged by the appropriate court of law within sixty days of the above-described filing; or

               h. ASSIGNMENT FOR THE BENEFIT OF CREDITORS. Borrower or Guarantor or any of Borrower's general partners shall make a general assignment for the benefit of creditors; or

               i. TRANSFER OF PROPERTY. Borrower shall not, sell, transfer, assign, convey, lease, enter into any management contract, which form of management contract has not been pre-approved by Lender, or further encumbers all or any part of its interest in any property constituting security for this Loan without the express written consent of the Lender, except in the ordinary course of Borrower's business, which shall be defined as the development of property and the construction and sale of any and all Units, as hereinafter defined, located on the Property ("Ordinary Course of Business"). Notwithstanding anything set forth herein to the contrary, Borrower may assign and transfer its rights and obligations (upon which assignment, Borrower will have no further liability or responsibility) related to or arising out of this Loan to any corporation, partnership, or other entity owned or controlled by, or under common control with, Borrower or JMB Realty Corporation ("JMB"), a Delaware corporation (any of the foregoing, a "JMB Affiliate"). For purposes of this paragraph, control of a specified person or entity (including the correlative term "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities by contract or otherwise. For purposes of applying this definition (i) the managing partner of a general or limited partnership will be deemed to be in control thereof, provided such managing partner possesses the power to direct or cause the direction of the management and policies of the partnership, and
(ii) an entity will deemed controlled by JMB if a majority of the trustees, directors or persons in similar capacities which direct or cause the direction of the management and policies of such entity are at all times officers, directors, shareholders, employees or individuals acting in similar capacities of JMB or an entity controlled by or under common control with JMB; or

               j.   ABANDONMENT OR CESSATION OF CONSTRUCTION.
Construction of the Improvements shall be abandoned or shall cease for any reason and not be resumed within fifteen (15) business days thereafter or shall have ceased, unless such cessation is due to any reason beyond Borrower's control,including but not limited to strike or unavailability of materials unless such events of force majeure shall delay construction so long that the Improvements reasonably cannot be completed within the time allocated for completion in the Loan Agreement; or

               k. LIEN AGAINST PROPERTY. Borrower grants any mortgage, lien or encumbrance upon the Property; or

               l. ENCROACHMENTS AND PERMITS. All or a portion of the Improvements encroach upon any street or road setback or easement or upon any adjoining property, or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback line, or the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit or license shall be conditional in nature and Borrower shall fail to punctually satisfy the conditions so as to prevent its invalidity; or

               m. UNAUTHORIZED WORK. Borrower shall, without Lender's prior written consent, undertake or contract for work on the Property outside of or beyond the scope of the Plans and Specifications which shall not constitute an Approved Change Order; or

               n. BREACH. A violation or breach shall occur in any agreement, covenant or restriction affecting title to the Property, including but not limited to matters appearing as permitted exceptions in the Title Policy; or

               o. FILING OF NOTICE. The filing for record by Borrower or any Guarantor or any of Borrower's general partners of a notice limiting the maximum amount which may be secured by the Mortgage pursuant to Section 697.04(1)(b) of the Florida Statutes (1991); or

               p. BORROWER'S GENERAL PARTNERS. The substitution or removal of any of Borrower's general partners or the general partners of any of Borrower's general partners which are partnerships without Lender's prior written consent; the amendment of Borrower's Limited Partnership Agreement without Lender's prior written consent. Notwithstanding anything set forth above, Borrower and/or Borrower's general partner may assign and transfer its rights and obligations (upon which assignment Borrower will have no further liability or responsibility) related to or arising out of this Agreement to any corporation, partnership or other entity owned or controlled by, or under common control with, Borrower or JMB or any JMB Affiliate; or

               q. TRANSFER BY GUARANTOR. Guarantor shall transfer any assets to Arvida/JMB Partners, L.P.-II without the prior written consent of Lender in Lender's sole and absolute discretion or Arvida/JMB Partners, L.P.- II shall transfer any assets to Guarantor without the prior written, consent of Lender in Lender's sole and absolute discretion. Allocation of operational and managerial expenses between Guarantor and Arvida/JMB Partners, L.P.-II shall not be deemed a transfer of assets.


               r. NON-MONETARY DEFAULT PERIOD. Notwithstanding any provision to the contrary contained herein, no non-monetary Event of Default shall be deemed to have occurred until Lender has given Borrower notice of such non-monetary Event of Default, and Borrower has not cured said non-monetary Event of Default within thirty (30) days thereafter. Notwithstanding the matters set forth above, if during the above-described grace period, Borrower shall be diligently pursuing curing any non-monetary Event of Default including but not limited to taking all actions necessary to cure said non-monetary Event of Default in a timely manner and notifying Lender of said actions, then Lender shall extend the non-monetary grace period for an additional fifteen (15) days, provided if Lender shall determine in its sole discretion at any time during the extended grace period that Borrower is no longer acting diligently to cure the non-monetary Event of Default, the extended grace period shall be terminated upon Lender's providing Borrower with notice of same. Further, if Lender shall determine that Borrower shall be diligently pursuing curing the non-monetary default, Lender shall, in Lender's sole discretion, allow Borrower additional time to cure the non-monetary Event of Default, which additional time shall be determined in Lender's sole discretion and which additional time shall be terminated upon Lender providing Borrower of notice of same; or

               s. FAILURE TO DISPROVE DEFAULT. Lender shall reasonably suspect the occurrence of one or more of the above said Events of Default and Borrower, upon Lender's written request specifying such Event of Default, shall fail to provide evidence reasonably satisfactory to Lender that such Event or Events of Default have not in fact occurred.

          2.02 REMEDIES OF LENDER.

               Upon the occurrence of any one or more of the circumstances set out as an Event of Default herein, Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Loan Agreement or other related Loan Documents, to proceed to exercise any of the following remedies:

               a. DEFAULT CONSTITUTES DEFAULT UNDER LOAN DOCUMENTS. Borrower agrees that the occurrence of such Event of Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (a) to exercise any of the various remedies therein provided, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and (b) cumulatively to exercise all other rights, options and privileges provided by law or in equity.

               b. ACCELERATION OF MATURITY.

                    Upon the occurrence of any one or more of the Events of Default described herein or in the Note, Loan Agreement or any other Loan Document, the Loan may be declared in default and the entire amount of the Note or so much as may have been advanced, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and shall become immediately due and payable, at the option of Lender and without notice (the Borrower hereby expressly waives notice of such default), time being of the essence of this Mortgage.

               c. LENDER'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

                    (i) If any Event of Default shall have occurred and be continuing, Borrower agrees that upon Lender's demand, Borrower shall forthwith surrender to Lender the actual possession and, to the extent permitted by law, Lender itself or by such officers or agents as it may appoint, may enter and take possession of all the Property and may exclude Borrower and its agents and employees wholly therefrom and may have joint access with Borrower to the books, papers and accounts of Borrower.

                    (ii) If Borrower shall for any reason fail to surrender or deliver all or any portion of the Property to Lender upon demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Borrower to deliver immediate possession of all or part of the Property to Lender, and Borrower hereby specifically consents to the entry of such a judgment or decree.

                    (iii) Borrower will pay to Lender upon demand, all reasonable third-party out-of-pocket expenses of obtaining such judgment or decree (including all reasonable third-party out-of-pocket expenses incurred by Lender as a result of any appeal), and all such expenses shall be secured by the lien of this Mortgage.

                    (iv) Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct Borrower's business on the Property and, from time to time:

                         (a)  make all maintenance, repairs, renewals,
replacements, additions, betterments and improvements necessary and proper to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

                         (b)  insure the Property;

                         (c) manage and operate the Property and exercise
all of the rights and powers of Borrower (in Lender's name or otherwise) with respect to the management and operation of the Property;

                         (d)  enter into any and all agreements with
respect to the exercise by others of any of the powers herein granted to Lender,

                         (e)  to perform or cause to be performed any
and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications; and

                         (f)  to disburse that portion of the Loan
proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if such completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by this Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in Borrower's name and hereby empowers Lender as said attorney-in-fact to take all actions necessary in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced under the Loan Agreement, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; (ii) to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, architects and engineers and inspectors as shall be required for said purposes; (iv) to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property or which may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property; (v) to execute all applications and certificates in Borrower's name which may be required by any construction contract; and (vi) to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder, including retainage and any sums in escrow, conditioned upon the use of said sums, if any, for the completion of the Improvements, all as Lender may, from time to time, determine to be to its best advantage; and Lender may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter, and after deducting:

                         (aa) All expenses of taking, holding, managing
and operating the Property;

                         (bb) The cost of all such maintenance, repairs,
renewals, replacements, additions, betterments, improvements, purchases and acquisitions;

                         (cc) The cost of such insurance;

                         (dd) Such taxes, assessments and other charges
prior to the lien of this Mortgage as Lender may determine to pay;

                         (ee) Other proper charges upon the Property or
any part thereof; and

                         (ff) The reasonable compensation, expenses and
disbursements of the attorneys and agents of Lender, including attorneys' fees and costs for any appeal.

Lender shall apply the remainder of the sums received by Lender, first to the payment of accrued interest and then to the payment of principal and all other sums or indebtedness that may be due hereunder.

                    (v) Whenever all interest, principal installments and other amounts due under the terms of this Mortgage shall have been paid and all defaults made good, Lender shall surrender possession of the Property to Borrower, its successors or assigns. Lender's right to take possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

               d. RECEIVER. If any Event of Default shall have occurred and be continuing, Lender shall be entitled, as a matter of strict right and without regard to the value or occupancy of the Property, to the appointment of a receiver who will enter upon and take possession of the Property, collect the rents and profits therefrom and apply the same as the court may direct. The receiver shall have all the rights and powers permitted under the laws of Florida. All costs and expenses (including receiver's fees, attorneys' fees and costs, including attorneys' fees and costs incurred as a result of any appeal, and agents' compensation) incurred in connection with the appointment of a receiver shall be secured by this Mortgage. The right to enter and take possession of the Property, to manage and operate the same and to collect the rents, issues and profits thereof (whether by a receiver or otherwise) shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised by Lender concurrently therewith or independently thereof. Lender shall be liable to account only for such rents, issues and profits actually received by Lender whether received pursuant to this paragraph 2.02(d) or the preceding paragraph 2.02(c). Notwithstanding the appointment of any receiver, trustee or other custodian, Lender shall be entitled, as pledgee, to the possession and control of any cash or other instruments, at the time held by or payable or deliverable under the terms of this Mortgage to Lender.

               e.   LENDER'S POWER OF ENFORCEMENT.  If any Event of
Default shall have occurred and be continuing, whether Lender takes possession or not, Lender may proceed by suit at law or in equity (or by any other appropriate proceeding or remedy) to enforce payment of the Note or the performance of any term of this Mortgage, the Loan Documents or any other right, to foreclose this Mortgage and to sell the Property in its entirety or in separate parcels, under the judgment or decree of a court or courts of competent jurisdiction and to pursue any other remedy available to it, all as Lender shall deem most effectual. Lender may take action either by judicial proceedings or by the exercise of its powers to take possession, as Lender may determine.

               f.   PRINCIPAL AND INTEREST BECOME DUE ON  FORECLOSURE.
Upon commencement of suit or foreclosure of this Mortgage, the unpaid principal balance of the Note, if not previously accelerated and declared due for Borrower's default, and the interest accrued thereon, together with all other sums owed by Borrower to Lender that remain unpaid at the time of the commencement of such suit or foreclosure, together with accrued interest thereon, shall be immediately due and payable.

               g. PURCHASE BY LENDER. Upon any foreclosure sale pursuant to judicial proceedings, Lender may bid for and purchase all or any portion of the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of the Property without further accountability to Borrower.

               h.   WAIVER OF APPRAISEMENT, VALUATION, STAY,  EXTENSION
AND REDEMPTION LAWS. Borrower agrees (to the full extent permitted by law) that in case of a default on its part hereunder, neither Borrower nor anyone claiming by, through or under it, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the final and absolute sale of the Property or the final and absolute possession of the Property by the purchasers in foreclosure, and Borrower, for itself and for all who may at any time claim through or under it, hereby waives (to the full extent that it may lawfully do so) the benefit of all such laws and any and all right to have the assets comprising the Property marshalled upon any foreclosure and Borrower agrees that the Property may be sold in its entirety.

               i. SUITS TO PROTECT THE PROPERTY. Lender shall have power: (i) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or which violate this Mortgage; (ii) to preserve or protect Lender's interest in the Property and in the income, revenues, rents and profits arising therefrom; and (iii) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair Lender's security. All payments made or costs or expenses incurred by Lender in connection with this paragraph, including reasonable attorneys' fees and costs, whether or not suit is filed and, if filed, for all appeals, shall be secured by this Mortgage and shall be immediately repaid by Borrower to Lender on demand, with interest thereon from the date incurred until the date repaid by Borrower at the same rate as provided by the Note.

               j. BORROWER TO PAY THE NOTE ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY LENDER. If default shall be made in the payment of any amount due under the Note, Mortgage, or any Loan Documents, then after the expiration of any applicable grace period, upon Lender's demand, Borrower will pay to Lender the whole amount due and payable under the Note; and in case Borrower shall fail to pay the same upon demand, Lender shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with all costs and expenses, including third-party reasonable out-of-pocket costs, expenses and disbursements of Lender's agents and attorneys, whether or not suit is filed, and if filed, for all appeals.

          Lender shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceeding for the enforcement of this Mortgage, and the right of Lender to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage or the foreclosure of the lien hereof.

          In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the debt hereby secured, Lender shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Note, and Lender shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. Notwithstanding the matters set forth above, Lender and Borrower acknowledge and agree that Arvida Grand Bay Managers, Inc., a Delaware corporation as general partner of Borrower, will not have any personal liability or responsibility for obligations with respect to this Loan.

          Borrower agrees, to the full extent that it may lawfully so agree, that no recovery of any such judgment by Lender and no attachment or levy of any execution upon any such judgment upon any of the Property or upon any other property shall in any manner or to any extent affect the lien of this Mortgage upon the Property or any part thereof or any lien, rights, powers or remedies of Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired.

          Any money collected by Lender or received by Lender under this paragraph shall be applied as follows:

               (i) to the payment of the compensation, reasonable third-party out-of-pocket expenses, costs and disbursements of the agents and attorneys of Lender;

               (ii) to the payment of the amounts of accrued interest and principal and any other amount due and unpaid under the Note or the Loan Agreement; and

               (iii) to the payment of all other indebtedness due Lender under any other loans secured by this Mortgage.

               k. DELAY OR OMISSION - NO WAIVER. No delay or omission of Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall impair any such right, power or remedy or shall be a waiver of any such Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage, any Loan Document or by law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

               l. NO WAIVER OF ONE EVENT OF DEFAULT TO AFFECT ANOTHER, ETC. No waiver of any Event of Default hereunder shall extend to or shall affect any subsequent or any other then existing Default or shall impair Lender's rights, powers or remedies for the Events of Default not waived by Lender.

          If Lender: (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of the Note; (iii) waives or does not exercise any right granted in this Mortgage or in the Note or any Loan Documents; (iv) releases any part of the Property from the lien of the Mortgage or otherwise changes any of the terms of the Note or Mortgage or any Loan Documents; (v) consents to the filing of any map, plat or replat of the Land; (vi) consents to the granting of any easement on the Land; or (vii) makes or consents to any agreement subordinating the lien of this Mortgage, any such act or omission by Lender shall not release, discharge, modify, change or affect Borrower's original liability under the Note, this Mortgage or otherwise, or the original liability of any maker, general partner, co-signer, endorser, surety or guarantor of the Note, nor shall any such act or omission preclude Lender from exercising any right, power or privilege granted in this Mortgage in the event of any other concurrent or subsequent Event of Default, nor (except as otherwise expressly provided in an instrument or instruments executed by Lender) shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without further notice, is authorized and empowered to deal with any such transferee as fully and to the same extent as it might deal with Borrower, without in any way releasing or discharging any of Borrower's liabilities or obligations hereunder.

               m. DISCONTINUANCE OF PROCEEDINGS - POSITION OF PARTIES RESTORED. In case Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder and all rights, powers and remedies of Lender shall continue as if no such proceeding occurred.

               n. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Lender by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                          ARTICLE THREE

                ADDITIONAL COVENANTS AND DEFAULTS

          3.01 STATUTORY LIENS. Borrower will pay from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a lien on the Property, whether paramount or subordinate to this Mortgage, or any part of the Property or on the revenues, rents, issues, income and profits arising therefrom and Borrower will do or cause to be done everything necessary so that the first lien of this Mortgage shall be fully preserved, at Borrower's sole expense and without expense to Lender.

          3.02 SECURITY INTEREST. This instrument also serves as a Security Agreement and creates a security interest in favor of Lender under the Florida Uniform Commercial Code and Lender shall have all rights, privileges and remedies (including notice of a secured party) under the Florida Uniform Commercial Code and without limitation upon or in derogation of the rights and remedies created under and accorded Lender by this Mortgage pursuant to the common law or any other law of the State of Florida or any other jurisdiction. The rights and remedies of Lender under the Florida Uniform Commercial Code shall be cumulative and in addition to all other rights and remedies of Lender arising under the common law or any other law of the State of Florida or of any other jurisdiction. On demand, Borrower shall promptly execute, and pay all costs and expenses of filing, all financing statements, continuation statements, partial releases and termination statements deemed necessary or appropriate by Lender to establish and maintain the validity and priority of the security interest of Lender. Borrower agrees, in accordance with the provisions of the Florida Uniform Commercial Code, that ten (10) days notice by Lender to Borrower shall be deemed to be reasonable notice under any provision of the Florida Uniform Commercial Code requiring notice; provided that Lender may, at its option, dispose of the Property in accordance with Lender's rights and remedies under this Mortgage, in lieu of proceeding under the Florida Uniform Commercial Code.

          3.03. FURTHER LIENS. Borrower covenants that the Property or any part thereof shall not be further encumbered by the lien of any other mortgage, lien, encumbrance, burden or claim without Lender's prior written consent. Any such further encumbrance made without Lender's express prior written consent shall be an Event of Default, and all rights and remedies of Lender provided in this Mortgage may be utilized by Lender herein.

          3.04 FUTURE ADVANCES. In addition to all other indebtednesses secured by this Mortgage, this Mortgage shall secure also and constitute a first lien on the Property for all future advances made by Lender to Borrower for any purpose within twenty (20) years from the date of this Mortgage to the same extent as if such advances were made on the date of the execution of this Mortgage. Any such advances may be made at the option of Lender. The total amount of the indebtedness, including future advances, that is secured by this Mortgage, may increase or decrease from time to time, but shall not exceed a maximum principal amount of Forty-Eight Million and 00/100 Dollars ($48,000,000.00) at any one time, plus interest thereon and any disbursement made by Lender for the payment of taxes, levies or insurance on the Property encumbered by this Mortgage, with interest on such disbursement.

          3.05 MARSHALLING OF ASSETS. To the extent permitted by law, Borrower, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all right to require a marshalling of assets by Lender or to require Lender to petition the court in a foreclosure suit to first foreclose and sell any portion of the Property retained by Borrower, before foreclosing upon and selling any other portion of the Property previously conveyed by Borrower subject to this Mortgage.

          3.06 TAX ON MORTGAGE OR INDEBTEDNESS. In the event of the passage, after the date of this Mortgage, of any law: (a) making it illegal for Borrower to pay the whole or any part of the taxes, assessments, charges or liens herein required to be paid by Borrower; or (b) rendering the payment by Borrower of all taxes levied or assessed upon the security documents or the interest in the Property represented thereby unlawful; or (c) rendering the covenants for the payment of the sums set forth in subparagraphs (a) and (b) of this section by Borrower legally inoperative, the entire unpaid balance of the indebtedness shall, upon thirty (30) days written notice to Borrower, become immediately due and payable, anything in the Note or the Loan Documents to the contrary notwithstanding.

          3.07 HAZARDOUS SUBSTANCES.

     Borrower warrants and represents to Lender to the best of its knowledge after due and diligent investigation and except as disclosed in that certain Environmental Site Assessment for "Grand Bay Condominium Site, Longboat Key, Sarasota County, Florida" by Ardaman & Associates, Inc. dated October 29, 1993":

               a. That neither Borrower nor any other person to the best of Borrower's knowledge, after due and diligent inquiry, has ever used the Property as a facility for the treatment or disposal of any "Hazardous Substances," as that term is hereinafter defined, or for the storage of any Hazardous Substances, except the storage of hazardous Substances in the Ordinary Course of Business, and all past uses of the Property were in full compliance with any and all applicable federal, state and local Environmental Laws, as defined below;

               b. The Property is now in full compliance with any and all applicable Federal, state and local Environmental Laws, which Environmental Laws include but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601, et seq., the Superfund Amendments and Reauthorization Act of
1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq., the Florida Resource Recovery and Management Act, Section 403.701, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Section 376.011-376.17 and 376.19-
376.21 Florida Statutes, and all Federal, state or local environmental statutes, ordinances, rules and regulations whether now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of Borrower and Lender.

               c. Borrower covenants and agrees that at all times during the term of the Loan (which term shall include any all extensions of the Loan) the Property will be in full compliance with any and all applicable Federal, state and local Environmental Laws, which Environmental Laws include but are not limited to CERCLA, SARA, RCRA, the Florida Resource Recovery and Management Act, the Pollutant Spill Prevention and Control Act, and all Federal, state or local environmental statutes, ordinances, rules and regulations whether now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of Borrower and Lender.

               d. That as of the date hereof Borrower has no knowledge of any soil or groundwater contamination and no knowledge that there are hazardous or toxic materials, substances, wastes or other environmentally regulated substances (including solids or gaseous products and any materials containing asbestos), the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Property, or which are otherwise known to pose a hazard to health or safety of occupants of the Property, located on, in or under the Property or used in connection therewith, except as permitted by law or as may occur in the ordinary course of Borrower's business, which shall be defined as the development of property and the construction and the sale of any and all Units located on the Property ("Ordinary Course of Business").

               e. That Borrower shall notify Lender of any change in the nature or extent of any hazardous or toxic materials, substances or wastes maintained on, in or under the Property or used in connection therewith of which Borrower is aware, except any changes in the Ordinary Course of Business as defined above and any changes that comply with any and all applicable, federal, state and local Environmental Laws, and will transmit to Lender copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property;

               f. That with respect to the Property and/or any property in the development known as Bishop's Point on Longboat Key, Borrower is not aware of, nor has the Borrower nor any of its currently affiliated entities which own land anywhere in the development known as Bishop's Point on Longboat Key received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance onto the Property and/or any Property in the development known as Bishop's Point on Longboat Key;

               g. That there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or the Property, relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

               h. (i) Except as limited in Subparagraph (h)(vi) below, and Article Four, Paragraph 4.09 below, Borrower hereby agrees to indemnify, reimburse, defend and hold harmless Lender, its officers, directors, employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, Lender directly or indirectly, related to or resulting from: (a) any acts or omissions of Borrower at, on or about the Property which contaminate air, soils, surface waters or groundwaters over, on or under the Property; (b) Borrower's breach of any representation or warranty under this Agreement; (c) pursuant to or in connection with the application of any Environmental Law, to the acts or omissions of Borrower or any other person at the Property and any environmental damage alleged to have been caused there or in the project known as Bishop's Point at Longboat Key, in whole or in part, by the manufacture, processing, distribution, use, handling, transportation, treatment, storage, or disposal on the Property of any Hazardous Substance; or (d) the presence, whether past, present or future, of any Hazardous Substances on, in or about the Property except in the Ordinary Course of Business in the development known as Bishop's Point on Longboat Key.

                    (ii) Without limiting the foregoing, this indemnification provision specifically protects the Lender against any claim or action from activities described in (a), (b), (c) or (d) above, based in whole or in part upon any Environmental Law, based in whole or in part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statutes, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 USC 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 USC 6901, et seq., and other laws, whether now in existence or enacted in the future. whether now in existence or enacted in the future.

                    (iii) Except as limited in sub-paragraph (h)(vi) below and Article Four, Paragraph 4.09 below, Borrower's indemnification obligation under this section shall not be limited to any extent by the term of the Loan and shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Note and the Mortgage or foreclosure under the Mortgage, or delivery of a deed in lieu of foreclosure. The provisions of this section shall be deemed to survive satisfaction of the Note or issuance of a certificate of title and shall continue in full force and effect after any foreclosure or other proceeding by which the Lender, its successors and assigns, succeed to ownership of the Property.

                    (iv) Those liabilities, losses, claims, expenses, and damages for which Lender is indemnified under this section shall be paid to Lender, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Borrower shall pay such liability, losses, claims or expenses to Lender as so incurred within thirty (30) days after notice from Lender itemizing said amounts as of the date of such notice.

In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest at the "Default Rate" as defined in the Loan Documents.

                    (v) Borrower waives any acceptance of this indemnity by Lender. The failure of Lender to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against Lender, nor excuse Borrower from its obligations hereunder. Any waiver of such right or remedy must be in writing and signed by Lender. This indemnity is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

                    (vi) Notwithstanding anything to the contrary contained in this Agreement, Borrower's indemnity, agreements and undertakings hereunder shall not apply to the extent that Borrower can affirmatively demonstrate that the claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, or obligations that apply to any presence, release or discharge of toxic or Hazardous Substances, petroleum or petroleum products, chemicals or other pollutants on the Property arise from actionable conduct of Lender, an affiliated entity of Lender or some other third party and such conduct has first occurred on the Property after the earliest of the following dates: (a) transfer of title to the Property to Lender or an affiliated entity of the Lender pursuant to a foreclosure sale; (b) acceptance by Lender of a deed or other assignment of title to the Property; or (c) a change in possession or control over the Property as described in Article IX Paragraph 3 of the Loan Agreement whereby Lender has exclusive possession or control of the Property. In consideration of this indemnity Lender covenants that it will avail itself of the protection afforded secured lenders under CERCLA and any implementing regulations, if applicable. Further, Lender agrees and acknowledges that Borrower's maximum liability under this indemnity shall not exceed the sum of
(i) the cost of remediation in compliance with all federal, state or local environmental statutes, regulations, rules or ordinances, including any penalties, fines or assessments in connection therewith and (ii) any other actual out-of-pocket damages incurred by Lender relating to the presence, release or discharge of toxic or Hazardous Substances, petroleum or petroleum products, chemicals, pollutants, or other contaminants on the Property and within the scope of this indemnity and Agreement in an amount not to exceed the outstanding loan balance, including principal, interest, Lender's reasonable third-party out-of-pocket expenses, including reasonable attorney's fees and costs and any penalties. Notwithstanding anything to the contrary in the loan commitment, this Mortgage or the other Loan Documents (or any instruments or certificates delivered in connection therewith at any time or times), no present or future constituent partner in or agent of Borrower, nor any shareholder, officer, director, employee, trustee, beneficiary or agent of any corporation or trust that is or becomes a constituent partner in Borrower, shall be personally liable, directly or indirectly, for the matters set forth above; and the Lender and each of its successors and assignees waives and does hereby waive any such personal liability. For purposes of the loan commitment, this Mortgage, each of the other Loan Documents (and any such instruments and certificates), and any amendments or modifications to the foregoing made at any time or times, neither the negative capital account of any constituent partner in Borrower, nor any obligation of any constituent partner in Borrower to restore a negative capital account or to contribute capital to Borrower or to any other constituent partner in Borrower, shall at any time be deemed to be the property or an asset of Borrower or any such other constituent partner (and neither Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).
As used in this paragraph, a "constituent partner" in Borrower shall mean any direct partner in Borrower and any person or entity that is a partner in any partnership that, directly or indirectly through one or more other partnerships, is a partner in Borrower. Finally, notwithstanding anything to the contrary contained herein, this indemnity shall not be assignable to any future buyer of the Property, it being the intent of the Borrower and the Lender that the indemnity be given for the benefit of the Lender, its officers, directors and affiliates, and any successor financial institution, its officers, directors and affiliates by merger or sale of Lender or the sale of the Loan.

                    (vii) As used herein, "Environmental Law" means any federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                    (viii)    As used herein, "Hazardous Substance"
means any substance or material (i) identified in Section 101(14) of CERCLA, 42 USC 9601(14), as the same may be amended from time to time, or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time;

               h. Lender shall have the right, in its sole discretion, which shall not be arbitrarily withheld, to require Borrower to periodically (but not more frequently than annually unless an environmental complaint from a governmental entity is then outstanding) perform (at Borrower's expense) an environmental audit, which must be satisfactory to Lender, in its sole discretion, which shall not be arbitrary, of the Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Such audit must be by an environmental consultant satisfactory to Lender. Should Borrower fail to commence such environmental audit within 30 days of the Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit. All costs and expenses incurred by Lender in the exercise of such rights shall bear interest at the default rate set forth in the Note and shall be secured by this Mortgage and shall be payable by Borrower upon demand or charged to Borrower's Loan balance at the discretion of the Lender;

               i. Any intentional breach of any warranty, representation or agreement contained in Paragraph 3.07 hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law, upon thirty (30) days' notice from Lender to Borrower of the default with the exception that any intentional breach of any warranty, representation or agreement contained in Paragraph (4) hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law; and

               j. Any unintentional breach of any warranty, representation or agreement contained in Paragraph 3.07 hereof shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents, or otherwise permitted by law, unless Borrower shall provide Lender, within thirty (30) days of Borrower determining that there has been an unintentional breach of any warranty, representation or agreement, a formal written plan of assessment or remediation (the "Plan") relating to the cure of any environmental problems on the Property which resulted from said breach of warranty, representation or agreement contained in Paragraph 3.07 hereof. The Plan shall include a detailed analysis of any environmental problems on the Property, a plan of action of remediation and a time frame for each phase of remediation. If Lender shall determine that the Plan is satisfactory, in Lender's discretion, which shall not be arbitrary, and Borrower shall implement the Plan, provided Borrower implements the Plan and follows the time frame for remediation as set forth in the Plan, there shall not be a default under the Loan. If Lender determines at any time that Borrower is not complying or implementing the Plan, or both, said non-implementation or non-compliance or both shall constitute a default hereunder and shall entitle Lender to exercise any and all remedies provided in the Loan Documents or otherwise permitted by law.

                          ARTICLE FOUR

                    MISCELLANEOUS PROVISIONS

          4.01 PARTIAL RELEASES. Provided there exists no Event of Default under the Note, the Mortgage, the Loan Agreement or any related Loan Document, upon completion of the recreational clubhouse and guardhouse and transfer of same to the appropriate homeowners or condominium association, as described in the Loan Agreement, Lender will execute, in recordable form, and deliver to Borrower a partial release from the lien of the Mortgage for such recreational clubhouse and guardhouse. Further, provided there exists no Event of Default under the Note, this Mortgage, the Loan Agreement or any related Loan Document, at the closing of each condominium Unit located in either Phase I or Phase II of the Property, if Lender agrees to fund the construction of Phase II ("Unit") to a third-party end-purchaser, Borrower shall pay to Lender an amount equal to one hundred percent (100%) of the Net Sales Proceeds, as defined below, received by Borrower for the Unit for which Borrower is requesting a partial release of this Mortgage ("Release Price") and Lender shall apply these monies to reduce the outstanding principal balance of the Note. Upon receipt of the Release Price by Lender, Lender will execute, in recordable form, and deliver to Borrower, a partial release from the lien of the Mortgage for such Unit which is being sold to a third party end purchaser.

For purposes of this Mortgage, Net Sales Proceeds is defined as the gross sales price paid by a third-party end-purchaser per Unit ("Gross Sales Price"), less any lender approved closing expenses ("Lender Approved Expenses") which closing expenses shall be defined as closing expenses in the amount of up to 3.5% of the Gross Sales Price of each Unit. Borrower shall bear all reasonable third party out-of-pocket costs associated with the preparation, execution, and recording of all partial releases, including Lender's reasonable attorneys' fees and third-party reasonable out-of-pocket costs. The payment of any such Release Price shall not relieve Borrower of its obligation to make each and every payment required by the Note, Mortgage or any Loan Document.

          4.02 BORROWER ENTITY STATUS.  Borrower warrants to Lender that:
(i) Borrower and its general partners are and shall remain until all of the indebtedness has been repaid duly organized, existing and in good standing under the laws of the state of their incorporation or formation, and are and shall remain until all of the indebtedness has been repaid duly qualified to do business in and in good standing under the laws of the State of Florida;
(ii) Borrower and its general partners have the power, authority and legal right to carry on the business now being conducted by them and to engage in the transactions contemplated by this Mortgage, the Loan Commitment and the Note; and (iii) the execution and delivery of and the carrying out of the transaction contemplated by this Mortgage, the Loan Commitment and the Note, and the performance and observance of the provisions of all of the foregoing, have been duly authorized by all necessary actions of Borrower and its general partners and will not conflict with or result in a breach of the terms or provisions of any existing law or any existing rule, regulation or order of any court or governmental body or enabling documents of the Borrower or its general partners.

          4.03 LEASING COMMISSION/MANAGEMENT FEES. Borrower covenants that every agreement to pay leasing commissions or management fees with respect to the leasing of space in or management of the Property, or any part thereof, is and shall be subject, subordinate and inferior to the rights of Lender, except as to those Units which have been released from the lien of the Mortgage, so that in the event Lender acquires title to the Property either at a foreclosure sale or by other means, Lender will be exonerated and discharged from all liabilities for the payment of any such commissions or compensations.


          4.04 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Mortgage one of the parties hereto is named or referred to, the successors and permitted assigns of such party shall be included and all covenants and agreements contained in this Mortgage by or on behalf of Borrower, or by or on behalf of Lender shall bind and inure to the benefit of their respective successors and permitted assigns, whether so expressed or not. The term "Borrower" shall be deemed to include any permitted future owner of the Property.

          4.05 OFFSETS. No indebtedness secured by this Mortgage shall be deemed to have been offset or compensated by all or any part of any claim, cause of action, counterclaim or part of any claim, cause of action, counterclaim or cross claim, whether liquidated or unliquidated, which Borrower now or hereafter may have or may claim to have against Lender; and, in respect of the indebtedness now or hereafter secured hereby, Borrower waives to the full extent permitted by law the benefits of any applicable law, regulation or procedure which substantially provides that where cross-demands for money have existed between persons at any point in time when neither demand was barred by the applicable statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting his claim would at the time of filing his answer be barred by the applicable statute of limitations.

          4.06 NOTICES. Any notice, demand or other instrument authorized by this Mortgage to be served on or given to either party shall be deemed to have been duly given or made if delivered personally, if mailed by certified or registered mail, postage prepaid, or if forwarded via overnight mail, addressed to the addresses set forth at the beginning of this Mortgage (unless either party notifies the other in writing of an address change), except that mailed written notice, with the exception of overnight mail notice, shall not be deemed given or made until five (5) days after the date of mailing thereof.

          4.07 HEADINGS, ETC. The Headings of the Articles, Sections, Paragraphs and Subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

          4.08 INVALID PROVISIONS TO AFFECT NO OTHERS. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage, the Note, or any other Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, in the Note, and in any other related Loan Document in no way shall be affected, prejudiced or disturbed thereby.

          4.09 ARVIDA GRAND BAY MANAGERS, INC. Borrower and Lender acknowledge and agree that Arvida Grand Bay Managers, Inc., a Delaware corporation, as general partner of Arvida Grand Bay Limited Partnership - I, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership, will not have any personal responsibility for obligations with respect to this Loan. Borrower and Lender acknowledge and agree that, except as expressly set forth in the Guaranty, but notwithstanding anything to the contrary in the loan commitment, this Amended and Restated Mortgage and Security Agreement or in any other Loan Document, neither any present or future partner in or agent of Borrower, nor any person or entity that, directly or indirectly (i.e., through one or more additional partnerships) is a partner in any partner in Borrower, nor any shareholder, member, officer, manager, director, employee or agent of any corporation or limited liability company that, directly or indirectly (i.e., through one or more additional partnerships) is a partner in Borrower, shall be personally liable, directly or indirectly, under or in connection with the loan commitment, this Amended and Restated Mortgage and Security Agreement or any other Loan Document, or any instrument securing or otherwise executed in connection with the loan commitment, this Amended and Restated Mortgage and Security Agreement, this or any other Loan Document, or any certificate delivered in connection with the loan commitment, this Amended and Restated Mortgage and Security Agreement or any other Loan Document, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter; except as expressly set forth in the Guaranty, the recourse of Lender and each of its successors and assignees under or in connection with the loan commitment, this Mortgage, each of the other Loan Documents and such instruments and certificates, and any such amendments or modifications, shall be limited to the assets of Borrower only and, Lender and each of its successors and assigns waives and does hereby waive any such personal liability. For the purposes of this the loan commitment, this Amended and Restated Mortgage and Security Agreement, each other Loan Document and such instruments and certificates, and any such amendments or modifications, neither the negative capital account of a partner, nor any obligation of any partner to restore a negative capital account or to contribute capital to Borrower or any other constituent partner shall be deemed to be the property or an asset of Borrower or any such other constituent partner (and neither Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute). As used in this paragraph, a "constituent partner" in Borrower shall mean any direct partner in Borrower and any person or entity that is a partner in any partnership that, directly or indirectly through one or more other partnerships, is a partner in Borrower.

          4.10 CHANGES, ETC. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Borrower and Lender relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance. Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Mortgage to be performed by Borrower.

          4.11 GOVERNING LAW. This Mortgage, the Note, the other Loan Documents and any other obligation which this Mortgage secures is made pursuant to, and shall be construed, enforced and interpreted by the laws of the State of Florida.

          4.12 ADDITIONAL FINANCING. The Lender's obligation to fund this Loan is limited to the principal amount set forth herein and the Lender is not obligated to fund any additional amounts other than as set forth herein. It is expressly understood that Borrower has sought and agreed to the terms for repayment set forth herein and it is the burden of the Borrower to provide any permanent financing, bridge financing, or other financing which may be necessary to repay this Loan on or prior to the maturity date set forth in the Note. It is expressly understood that it is not the responsibility of the Lender to provide to Borrower further financing of the Property or the repayment of this Loan.

          4.13 WAIVER OF TRIAL BY JURY. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

          IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage and Security Agreement on the date specified below.


WITNESSES:                    ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - I, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994


                              ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - II, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994

                              ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - III, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994

                              ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - IV, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994

                              ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - V, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994

                              ARVIDA GRAND BAY LIMITED
                              PARTNERSHIP - VI, a Delaware
                              limited partnership

____________________          By: ARVIDA GRAND BAY MANAGERS, INC.,
                                  a Delaware corporation,
____________________              general partner
Print Witness Name:
                                                         (SEAL)

____________________

____________________              By:________________________
Print Witness Name:                  Vincent P. Donahue,
                                     Vice President

                              Dated: January ___, 1994

                              ARVIDA GRAND BAY PROPERTIES, INC.,
                              a Delaware corporation



                              By:_______________________________
                                 Vincent P. Donahue,
                                 Vice President

                              Dated:  January ___, 1994



STATE OF FLORIDA      )
                      : ss.
COUNTY OF ____________)

     The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Vincent P. Donahue, Vice President of Arvida Grand Bay Managers, Inc., a Delaware corporation, general partner of Arvida Grand Bay Limited Partnership - I, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - II, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - III, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - IV, a Delaware limited partnership, Arvida Grand Bay Limited Partnership - V, a Delaware limited partnership, and Arvida Grand Bay Limited Partnership - VI, a Delaware limited partnership, on behalf of the limited partnerships. He is personally known to me or has produced ___________________________ as identification.

                                   ______________________________
                                   Notary Public

                                   Name of Notary Printed:
                                   ______________________________
My commission expires:                              (NOTARY SEAL)

My commission number is:

STATE OF FLORIDA  )
                      : ss.
COUNTY OF ____________)

     The foregoing instrument was acknowledged before me this ____ day of January, 1994, by Vincent P. Donahue, Vice President of Arvida Grand Bay Properties, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced ___________________________ as identification.

                                   ______________________________
                                   Notary Public

                                   Name of Notary Printed:
                                   ______________________________
My commission expires:                              (NOTARY SEAL)

My commission number is:





FTL-90298.5
1/14/94